As filed with the Securities and Exchange Commission on May 28, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GAIN THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	85-1726310 (I.R.S. Employer Identification Number)
Gain Therapeutics, Inc.
4800 Montgomery Lane, Suite 220
Bethesda, Maryland 20814
(301) 500-1556
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gene Mack
Chief Executive Officer
Gain Therapeutics, Inc.
4800 Montgomery Lane, Suite 220
Bethesda, Maryland 20814
(301) 500-1556
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to the agent for service, to:
Steven M. Skolnick, Esq.
Daniel Porco, Esq.
Lowenstein Sandler LLP
1251 Avenue of the Americas
New York, New York 10020
Tel: (212) 262-6700

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. ☐
Large accelerated filer: ☐	Accelerated filer: ☐
Non-accelerated filer: ☒	Smaller reporting company: ☒
Emerging growth company: ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

Explanatory Note
This registration statement is a replacement registration statement being filed pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to securities that remain unsold under the registrant’s Registration Statement on Form S-3 (File No. 333-265061), as amended, originally declared effective on June 1, 2022 (the “Prior Registration Statement”). Pursuant to Rule 415(a)(5)(ii) under the Securities Act, by filing this registration statement on Form S-3, the Company may issue and sell securities covered by the Prior Registration Statement until the earlier of (i) the effective date of this registration statement and (ii) November 28, 2025, which is 180 days after the third-year anniversary of the original effective date of the Prior Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold until the registration statement is declared effective. This prospectus is not an offer to sell these securities, and is not soliciting an offer to buy these securities, nor shall there be any sale of these securities, in any state or other jurisdiction where such offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
Subject to completion, dated May 28, 2025
PRELIMINARY PROSPECTUS
Gain Therapeutics, Inc.
$100,000,000
Common Stock
Preferred Stock
Warrants
Debt Securities
Subscription Rights
Units

We may offer, issue and sell from time to time together or separately, in one or more offerings, any combination of (i) our common stock, (ii) our preferred stock, which we may issue in one or more series, (iii) warrants, (iv) senior or subordinated debt securities, (v) subscription rights and (vi) units. The debt securities may consist of debentures, notes, or other types of debt. The debt securities, preferred stock, warrants and subscription rights may be convertible into, or exercisable or exchangeable for, common or preferred stock or other securities of ours. The units may consist of any combination of the securities listed above. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions.
The aggregate public offering price of the securities that we may offer will not exceed $100,000,000. We will offer the securities in an amount and on terms that market conditions will determine at the time of the offering. Our common stock is listed on The Nasdaq Global Market, or Nasdaq, under the symbol “GANX.” The last reported sale price for our common stock on May 27, 2025 as quoted on Nasdaq was $1.77 per share. You are urged to obtain current market quotations of our common stock. As of the date of this prospectus, we have no preferred stock, warrants, debt securities, subscription rights or units listed or quoted on any securities exchange or other nationally recognized trading market. Each prospectus supplement will indicate if the securities offered thereby will be listed or quoted on any securities exchange or another nationally recognized trading market.
As of the date of this prospectus, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was $62,723,431, which was calculated based on 28,772,216 shares of our outstanding common stock held by non-affiliates at a price of $2.18 per share, the closing price of our common stock on May 1, 2025. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this prospectus with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. During the 12 calendar months prior to, and including, the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus as described on page 5 of this prospectus.
Should we offer any of the securities described in this prospectus, we will provide you with the specific terms of the particular securities being offered in supplements to this prospectus. You should read this prospectus and any supplement, together with additional information described under the headings “Additional Information” and “Incorporation of Certain Information by Reference” carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
We may sell these securities directly to our stockholders or to other purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions, discounts, or over-allotment options will be set forth in a supplement to this prospectus. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a supplement to this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is       , 2025.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell, in one or more offerings, any or all of the securities described in this prospectus, separately or together, up to an aggregate offering price of $100,000,000. This prospectus provides you with a general description of the securities we may offer. When we issue securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Additional Information” and “Incorporation of Certain Information by Reference.”
Gain Therapeutics, Inc. is referred to herein as “Gain,” “the Company,” “we,” “us,” and “our,” unless the context indicates otherwise.
You may only rely on the information contained in or incorporated by reference in this prospectus, and any accompanying prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with different information. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus or such accompanying prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or such prospectus supplement or that the information incorporated by reference to this prospectus or any prospectus supplement is correct as of any time after its date.

PROSPECTUS SUMMARY
The following summary highlights some information from this prospectus. It is not complete and does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus, including the “Risk Factors” section on page 4 and the disclosures to which that section refers you, the financial statements and related notes and the other more detailed information appearing elsewhere or incorporated by reference into this prospectus before investing in any of the securities described in this prospectus.
Overview
We are a biotechnology company developing novel small molecule therapeutics to treat diseases across several therapeutic areas, including, central nervous system (“CNS”) disorders, lysosomal storage disorders (“LSDs”), metabolic disorders, and other diseases that can be targeted through protein degradation, such as oncology.
GT-02287 — our lead product candidate, for the treatment of Parkinson’s disease, is currently being evaluated in a Phase 1b study in people with Parkinson’s disease with or without a GBA1 mutation.
We have generated an extensive preclinical data package providing evidence of the mechanism of action and safety of GT-02287. In preclinical models of GBA1 and idiopathic Parkinson’s disease, GT-02287 has been shown to restore glucocerebrosidase, or GCase, function in the lysosome, improve mitochondrial health, reduce toxic lipid substrates and toxic forms of alpha-synuclein, reduce neuroinflammation, improve survival of dopaminergic neurons, increase dopamine levels, completely restore locomotor function and improve cognition, and reduce plasma-based neurodegeneration maker, neurofilament light chain (NfL) back to the level of healthy animals.
In September 2024, we reported results from a first-in-human Phase 1 clinical trial completed in Australia to assess the safety, tolerability, pharmacokinetics, and food effect of GT-02287 in healthy participants. The study enrolled 72 healthy volunteers and included a single ascending dose part during which the study participants (n=40) received one dose of GT-02287 at different dose levels, and a multiple ascending dose part during which the study participants (n=32) received one daily dose of GT-02287 for 14 days at different dose levels. Review of the unblinded data after database lock confirmed that single and multiple doses of GT-02287 were safe and generally well tolerated up to and including the highest planned dose levels across all age groups (approximately 15% of which were over the age of 50 years).
The single and multiple dose levels tested were safe and generally well tolerated, with no serious adverse events or Grade 3 (severe) adverse events observed, and no other safety signals detected. The PK profile of GT-02287 was linear across the tested dose ranges, and plasma exposures at daily doses of 7.7 mg/kg and above were within the projected therapeutic range. GT-02287 was measurable in cerebrospinal fluid (CSF) at levels in line with rodent levels at effective doses from our preclinical models, demonstrating CNS exposure. Notably, GCase activity in dried blood spots increased approximately 53% in subjects who received 13.5 mg/kg GT-02287 (the highest dose cohort and the only dose cohort analyzed for GCase activity) but not in those who received placebo, demonstrating target engagement and modulation of GCase enzyme. GCase activity continued to increase 12 hours post-dose at 14 days, the furthest time point analyzed in the study. We believe these results support the continued development of GT-02287 and its potential as a biology-modifying treatment for Parkinson’s disease. Importantly, the favorable safety and tolerability profile at oral dose levels that resulted in therapeutic plasma levels, CNS exposure, and target engagement further strengthens GT-02287’s potential to be a lead treatment for Parkinson’s disease in patients with or without a GBA1 mutation.
In December 2024, we received approval in Australia to initiate a Phase 1b trial for GT-02287 in people with Parkinson’s disease with or without the GBA1 mutation. We are working with local Parkinson’s disease (PD) advocacy groups in Australia to support enrollment and expect enrollment to complete in the summer of 2025 with interim data from the study expected by mid-2025. The Phase 1b open-label trial will assess the safety and tolerability of 13.5 mg/kg/day of GT-02287 for three months in patients with GBA1-PD or idiopathic Parkinson’s disease. Secondary endpoints include pharmacokinetics, GCase modulation, levels of GCase substrates, and other biomarkers in plasma and cerebrospinal fluid. The primary goal of the

Phase 1b trial is to assess the safety and tolerability of GT-02287. Upon successful completion we expect to begin planning a Phase 2 study during the second half of 2025.
In preparation for the treatment of Parkinson’s disease patients, we initiated a chronic (6 months in rodents and 9 months in non-rodents) preclinical toxicity study in July 2024, enabling the conduct of clinical studies in patients with a GT-02287 treatment duration beyond three months. The 6- and 9-month studies will be completed in the second quarter of 2025 and the third quarter of 2025, respectively.
Our Magellan™ Platform
We use our computational target and drug discovery platform, Magellan™, to discover novel allosteric binding sites on proteins implicated in a disease and to identify proprietary small molecules that bind these sites to modulate protein function and treat the underlying cause of the disease. We believe that Magellan™ is uniquely suited to identify allosteric binding sites on the protein surface, which are different from the active (or orthosteric) binding site where the natural ligand of the protein binds. Targeting an allosteric binding site instead of the active binding site of a protein provides numerous advantages, including: the ability to regulate proteins implicated in disease through several different mechanisms of action covering both functional and conformational effects, including stabilization, destabilization, targeted degradation, allosteric inhibition, and allosteric activation of the targeted protein; improved specificity of small molecules because binding to an allosteric binding site is non-competitive with the natural substrate that binds to the active binding site; and the ability to identify small molecules with more favorable drug-like properties. Discovering and targeting novel allosteric sites with our platform not only reduces traditional drug discovery timelines but enables rational drug design and offers the potential for superior small molecule drugs that are highly specific and that can penetrate hard to reach tissues and cross the blood-brain barrier.
Our Pipeline of STARs
We are leveraging our Magellan™ technology platform to develop a pipeline of novel small molecule drug candidates to address complex diseases. The platform is disease agnostic and provides us with the ability to expand our pipeline, quickly, efficiently and at low cost. We are currently focusing on progressing our clinical-stage lead program in Parkinson’s disease. In addition, we plan to continue to advance our existing research programs and initiate additional programs targeting allosteric binding sites identified with the Magellan™ platform in various therapeutic areas through discovery collaborations with industry partners and academic institutions.
Our Product Pipeline

Corporate Information
We were incorporated under the laws of the state of Delaware on June 26, 2020 under the name Gain Therapeutics, Inc. Our principal executive offices are located at 4800 Montgomery Lane, Suite 220, Bethesda, MD 20814. Our telephone number is (301) 500-1556. Our website address is http://www.gaintherapeutics.com. Information contained on or accessible through our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before purchasing any of the securities you should carefully consider the risk factors incorporated by reference in this prospectus from our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, any subsequent updates described in our Quarterly Reports on Form 10-Q, and the Current Reports on Form 8-K filed since December 31, 2024, and in any accompanying prospectus supplement, as well as the risk factors set forth in our SEC reports on Forms 10-K, 10-Q and 8-K filed after the date of this prospectus and in the other documents incorporated by reference in any accompanying prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Additional Information” and “Incorporation of Certain Information By Reference.” Additional risks not presently known to us or that we currently deem immaterial may also affect our business, operating results, prospects, or financial condition.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference in this prospectus contain, and our officers and representatives may from time to time make, forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and are often characterized by the use of words such as “aim”, “believe,” “can,” “could,” “potential,” “plan,” “predict,” “goals,” “seek,” “should,” “may,” “may have,” “would,” “estimate,” “continue,” “anticipate,” “intend,” “expect” or the negative of these terms, other comparable terminology or by discussions of strategy, plans or intentions. These statements speak only as of the date of this prospectus and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These include, but are not limited to, statements about:
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our ability to continue as a going concern and our needs for additional financing;

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our ability to maintain compliance with the continued listing requirements of the Nasdaq Stock Market LLC;

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our ability to accurately estimate anticipated operating losses, expenses, future revenues, capital requirements, including our anticipated cash runway;

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the initiation, timing, progress and results of our current and future preclinical studies and clinical trials and our research and development programs;

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the success of our efforts to expand our pipeline of product candidates and develop marketable products through the use of our Magellan™ platform;

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our ability to develop, obtain regulatory approval for and commercialize our current and future product candidates;

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our expectations regarding collaborations and other agreements with third parties and their potential benefits;

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the timing of investigational new drug, or IND, submissions, initiation of preclinical studies and clinical trials, and timing of expected clinical results for our product candidates;

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our success in early preclinical studies, which may not be indicative of results obtained in later studies or clinical trials;

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the potential benefits of our product candidates;

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our ability to identify patients with the diseases treated by our product candidates, and to enroll healthy volunteers and patients in clinical trials;

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our ability to obtain, maintain and protect our intellectual property;

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our reliance upon intellectual property licensed from third parties, including the license to use certain components of the Magellan™ platform;

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our ability to identify, recruit and retain key personnel;

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developments or projections relating to our competitors or our industry;

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the impact of laws and regulations;

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our expectations regarding government and third-party payor coverage and reimbursement;

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our expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups (“JOBS”) Act;

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the impact of liquidity concerns at and failures of banks and other financial institutions, capital market instability, exchange rate fluctuations, supply chain disruptions and increases in commodity, energy and fuel prices;

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the impacts of pandemics or endemics on our operations, access to capital, research and development and clinical trials and potential disruption in the operations and business of third-party manufacturers, contract research organizations, other service providers, and collaborators with whom we conduct business;

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the impact of other global events, including political instability, natural disaster, events of terrorism and wars, including the war between Ukraine and Russia, and the corresponding tensions created from such conflict between Russia, the United States and countries in Europe as well as other countries such as China; and the conflict between Hamas and Israel;

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the impacts of increased trade tariffs, import quotas or other trade restrictions or measures taken by the United States and other countries, including changes in U.S. trade policies that may be made by the presidential administration; and

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other risks and uncertainties, including those listed in the “Risk Factors” section of this prospectus and the documents incorporated by reference herein.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein and in the documents incorporated by reference herein or risk factors that we are faced with that may cause our actual results to differ from those anticipate in our forward-looking statements. Factors that may affect our results include, but are not limited to, the risks and uncertainties discussed in the “Risk Factors” section on page 4 of this prospectus, in our Annual Report on Form 10-K or in other reports we file with the SEC.
Moreover, new risks regularly emerge, and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. The Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act, do not protect any forward-looking statements that we make in connection with this offering. All forward-looking statements included in this prospectus and in the documents incorporated by reference in this prospectus are based on information available to us on the date of this prospectus or the date of the applicable document incorporated by reference. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus and in the documents incorporated by reference in this prospectus. We qualify all of our forward-looking statements by these cautionary statements.
You should rely only on the information in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it.

USE OF PROCEEDS
Unless we inform you otherwise in the prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus and the exercise price from the exercise of any convertible securities, if any, for working capital and general corporate purposes.
When particular securities are offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities we sell. Pending the application of the net proceeds for these purposes, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

THE SECURITIES WE MAY OFFER
General
The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all of the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We may also include in the prospectus supplement information about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.
We may sell from time to time, in one or more offerings:
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common stock;

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preferred stock;

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warrants to purchase shares of common stock or preferred stock;

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debt securities;

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subscription rights to purchase shares of common stock, preferred stock or debt securities; and

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units consisting of any combination of the securities listed above.

In this prospectus, we refer to the common stock, preferred stock, debt securities, subscription rights, warrants and units collectively as “securities.” The total dollar amount of all securities that we may sell pursuant to this prospectus will not exceed $100,000,000.
If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.
This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock and provisions of our amended and restated certificate of incorporation and amended and restated bylaws are summaries. You should also refer to the amended and restated certificate of incorporation and the amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is part.
General
Our amended and restated certificate of incorporation (“Amended Charter”) authorizes us to issue up to 50,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share. Our board of directors may establish the rights and preferences of the preferred stock from time to time.
As of May 12, 2025, there were 29,945,635 shares of common stock outstanding and no shares of preferred stock outstanding.
Common Stock
Voting Rights.   Holders of shares of our common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors elected by our stockholders generally. The holders of our common stock do not have cumulative voting rights in the election of directors.
Dividends and Liquidation Rights.   Holders of shares of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock. Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of our common stock will be entitled to receive our remaining assets available for distribution on a pro rata basis.
Rights and Preferences.   All shares of our common stock that will be outstanding are fully paid and non-assessable. The common stock will not be subject to further calls or assessments by us. Holders of shares of our common stock do not have preemptive, subscription, redemption or conversion rights. There will be no redemption or sinking fund provisions applicable to the common stock. The rights powers, preferences and privileges of our common stock will be subject to those of the holders of any shares of our preferred stock or any other series or class of stock we may authorize and issue in the future.
Transfer Agent and Registrar.   The transfer agent and registrar for our common stock is Pacific Stock Transfer Company, 6725 Via Austi Pkwy, Suite 300, Las Vegas, NV 89119.
Preferred Stock
Our board of directors may, without further action by our stockholders, fix the rights, preferences, privileges and restrictions of up to an aggregate of 10,000,000 shares of preferred stock in one or more series and authorize their issuance. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of our common stock. The issuance of our preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control or other corporate action.
Our board of directors will fix the designations, voting powers, preferences and rights of each series, as well as the qualifications, limitations or restrictions thereof, of the preferred stock of each series that we offer under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:
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the title and stated value;

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the number of shares we are offering;

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the liquidation preference per share;

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the purchase price per share;

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the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

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whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

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the procedures for any auction and remarketing, if any;

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the provisions for a sinking fund, if any;

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the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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any listing of the preferred stock on any securities exchange or market;

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whether the preferred stock will be convertible into our common stock or other securities of ours, including depositary shares and warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

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whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

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voting rights, if any, of the preferred stock;

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preemption rights, if any;

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restrictions on transfer, sale or other assignment, if any;

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whether interests in the preferred stock will be represented by depositary shares;

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a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

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the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

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any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

Anti-Takeover Provisions
Section 203 of the Delaware General Corporation Law
We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:
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before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:
•
any merger or consolidation involving the corporation and the interested stockholder;

•
any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•
subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•
the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the entity or person’s affiliates and associates, beneficially owns, or is an affiliate or associate of the corporation and within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.
Anti-Takeover Effects of Certain Provisions of our Amended Charter and Amended and Restated Bylaws
Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the voting power of our shares of common stock outstanding will be able to elect all of our directors. The directors may be removed by the stockholders only for cause upon the vote of holders of 66-2/3% of the shares then entitled to vote at an election of directors. Furthermore, the authorized number of directors may be changed only by resolution of our board of directors, and vacancies and newly created directorships on our board of directors may, except as otherwise required by law or determined by our board, only be filled by a majority vote of the directors then serving on the board, even though less than a quorum. Our Amended Charter and Amended Bylaws provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by a consent in writing. A special meeting of stockholders may be called at any time only by or at the direction of the board of directors or the chairman of the board of directors. Our Amended Bylaws also provide that stockholders seeking to present proposals before a meeting of stockholders to nominate candidates for election as directors at a meeting of stockholders must provide timely advance notice in writing, and will specify requirements as to the form and content of a stockholder’s notice.
Our Amended Charter further provides that the affirmative vote of the holders of at least 66 2∕3% of the votes which all our stockholders would be entitled to cast in any election of directors will be required to amend certain provisions of our Amended Charter, including provisions relating to the size of the board, removal of directors, special meetings of stockholders, actions by written consent and cumulative voting. The affirmative vote of holders of at least 66 2∕3% of the voting power of all of the then outstanding shares of voting stock, voting as a single class, is required to amend or repeal our Amended Bylaws, although our Amended Bylaws may be amended by a simple majority vote of our whole board of directors.
The foregoing provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of the Company by replacing our board of directors.

Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change the control of our company.
These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy rights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in control of the Company or our management. As a consequence, these provisions also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.
Choice of Forum
Our Amended Charter provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or stockholders to us or our stockholders; (3) any action asserting a claim against us, any director or our officers and employees arising pursuant to any provision of the DGCL, our Amended Charter or our Amended Bylaws, or as to which the DGCL confers exclusive jurisdiction on the Court of Chancery; or (4) any action asserting a claim against us, any director or our officers or employees that is governed by the internal affairs doctrine; provided that the exclusive forum provisions will not apply to suits brought to enforce any liability or duty created by the Exchange Act, or to any claim for which the federal courts have exclusive jurisdiction.
Our Amended Charter further provides that, unless we consent in writing to the selections of an alternative forum, the federal district courts are the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, subject to a final adjudication in the State of Delaware of the enforceability of such exclusive forum provision. We note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Although we believe the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Pacific Stock Transfer Company, 6725 Via Austi Pkwy, Suite 300, Las Vegas, NV 89119. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.
Listing on The Nasdaq Global Market
Our common stock is listed on Nasdaq under the symbol “GANX.”

DESCRIPTION OF WARRANTS
We summarize below some of the provisions that will apply to the warrants unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the warrants will be contained in the applicable warrant certificate and warrant agreement. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant certificate and the warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.
General
We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank, trust company or other financial institution, as warrant agent, or we may issue warrants directly to investors. A description of the terms and material provisions of any warrants we may issue will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
•
the title of such warrants;

•
the aggregate number of such warrants;

•
the price or prices at which such warrants will be issued;

•
the currency or currencies in which the price of such warrants will be payable;

•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•
the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•
the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•
if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•
provision for changes to or adjustments in the exercise price of such warrants, if any;

•
if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•
if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•
information with respect to book-entry procedures, if any;

•
if applicable, a discussion of any material United States Federal income tax or foreign income tax considerations; and

•
any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Transfer Agent and Registrar
The transfer agent and registrar, if any, for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES
This prospectus describes certain general terms and provisions of debt securities that we may offer. The debt securities may be issued pursuant to, in the case of senior debt securities, a senior indenture, and in the case of subordinated debt securities, a subordinated indenture, in each case in the forms filed as exhibits to this registration statement, which we refer to as the “indentures.” The indentures will be entered into between us and a trustee to be named prior to the issuance of any debt securities, which we refer to as the “trustee.” The indentures will not limit the amount of debt securities that can be issued thereunder and will provide that the debt securities may be issued from time to time in one or more series pursuant to the terms of one or more securities resolutions or supplemental indentures creating such series.
We have summarized below the material provisions of the indentures and the debt securities or indicated which material provisions will be described in the related prospectus supplement for any offering of debt securities. These descriptions are only summaries, and you should refer to the relevant indenture for the particular offering of debt securities itself which will describe completely the terms and definitions of the offered debt securities and contain additional information about the debt securities.
All references in this section, “Description of Debt Securities,” to “Gain,” the “Company”, “we”, “us”, “our”, the “registrant” or similar words are solely to Gain Therapeutics, Inc., and not to its subsidiaries.
Terms
When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a prospectus supplement. The prospectus supplement will set forth the following terms, as applicable, of the debt securities offered thereby:
•
the designation, aggregate principal amount, currency or composite currency and denominations;

•
the price at which such debt securities will be issued and, if an index formula or other method is used, the method for determining amounts of principal or interest;

•
the maturity date and other dates, if any, on which principal will be payable;

•
whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•
whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•
the interest rate (which may be fixed or variable), if any;

•
the date or dates from which interest will accrue and on which interest will be payable, and the record dates for the payment of interest;

•
the manner of paying principal and interest;

•
the place or places where principal and interest will be payable;

•
the terms of any mandatory or optional redemption by us or any third party including any sinking fund;

•
the terms of any conversion or exchange;

•
the terms of any redemption at the option of holders or put by the holders;

•
any tax indemnity provisions;

•
if the debt securities provide that payments of principal or interest may be made in a currency other than that in which the debt securities are denominated, the manner for determining such payments;

•
the portion of principal payable upon acceleration of a Discounted Debt Security (as defined below);

•
whether and upon what terms debt securities may be defeased;

•
any events of default or covenants in addition to or in lieu of those set forth in the indentures;

•
provisions for electronic issuance of debt securities or for the issuance of debt securities in uncertificated form; and

•
any additional provisions or other special terms not inconsistent with the provisions of the indentures, including any terms that may be required or advisable under United States or other applicable laws or regulations, or advisable in connection with the marketing of the debt securities.

Debt securities of any series may be issued as registered debt securities or uncertificated debt securities, in such denominations as specified in the terms of the series.
Securities may be issued under the indentures as Discounted Debt Securities to be offered and sold at a substantial discount from the principal amount thereof. Special United States federal income tax and other considerations applicable thereto will be described in the prospectus supplement relating to such Discounted Debt Securities. “Discounted Debt Security” means a security where the amount of principal due upon acceleration is less than the stated principal amount.
We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the date of original issuance and the offering price, and will be consolidated with, and form a single series with, such outstanding debt securities.
Ranking
The senior debt securities will rank equally with all of our other senior and unsubordinated debt. Our secured debt, if any, will be effectively senior to the senior debt securities to the extent of the value of the assets securing such debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner described in the prospectus supplement and as set forth in the board resolution, officer’s certificate or supplemental indenture relating to such offering.
We have only a stockholder’s claim on the assets of our subsidiaries. This stockholder’s claim is junior to the claims that creditors of our subsidiaries have against our subsidiaries. Holders of our debt securities will be our creditors and not creditors of any of our subsidiaries. As a result, all the existing and future liabilities of our subsidiaries, including any claims of their creditors, will effectively be senior to the debt securities with respect to the assets of our subsidiaries. In addition, to the extent that we issue any secured debt, the debt securities will be effectively subordinated to such secured debt to the extent of the value of the assets securing such secured debt.
The debt securities will be obligations exclusively of Gain Therapeutics, Inc. To the extent that our ability to service our debt, including the debt securities, may be dependent upon the earnings of our subsidiaries, our ability to do so will be dependent on the ability of our subsidiaries to distribute those earnings to us as dividends, loans or other payments.
Certain Covenants
Any covenants that may apply to a particular series of debt securities will be described in the prospectus supplement relating thereto.
Successor Obligor
The indentures provide that, unless otherwise specified in the securities resolution or supplemental indenture establishing a series of debt securities, we shall not consolidate with or merge into, or transfer all or substantially all of our assets to, any person in any transaction in which we are not the survivor, unless:
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the person is organized under the laws of the United States or a jurisdiction within the United States;

•
the person assumes by supplemental indenture all of our obligations under the relevant indenture, the debt securities and any coupons;

•
immediately after the transaction no Default (as defined below) exists; and

•
we deliver to the trustee an officers’ certificate and opinion of counsel stating that the transaction complies with the foregoing requirements and that all conditions precedent provided for in the indenture relating to the transaction have been complied with.

In such event, the successor will be substituted for us, and thereafter all of our obligations under the relevant indenture, the debt securities and any coupons will terminate.
The indentures provide that these limitations shall not apply if our board of directors makes a good faith determination that the principal purpose of the transaction is to change our state of incorporation.
Exchange of Debt Securities
Registered debt securities may be exchanged for an equal aggregate principal amount of registered debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the registered debt securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent.
Default and Remedies
Unless the securities resolution or supplemental indenture establishing the series otherwise provides (in which event the prospectus supplement will so state), an “Event of Default” with respect to a series of debt securities will occur if:
(1)
we default in any payment of interest on any debt securities of such series when the same becomes due and payable and the default continues for a period of 30 days;

(2)
we default in the payment of all or any part of the principal and premium, if any, of any debt securities of such series when the same becomes due and payable at maturity or upon redemption, acceleration or otherwise and such default shall continue for five or more days;

(3)
we default in the performance of any of our other agreements applicable to the series and the default continues for 30 days after the notice specified below;

(4)
a court of competent jurisdiction enters an order or decree under any Bankruptcy Law (as defined below) that:

(A)
is for relief against us in an involuntary case,

(B)
appoints a Custodian (as defined below) for us or for any substantial part of our property, or

(C)
orders the winding up or liquidation of us, and the order or decree remains unstayed and in effect for 90 consecutive days;

(5)
we, pursuant to or within the meaning of any Bankruptcy Law:

(A)
commence a voluntary case,

(B)
consent to the entry of an order for relief against us in an involuntary case,

(C)
consent to the appointment of a Custodian for us or for any substantial part of our property, or

(D)
make a general assignment for the benefit of our creditors; or

(6)
there occurs any other Event of Default provided for in such series.

The term “Bankruptcy Law” means Title 11 of the United States Code or any similar Federal or State law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law.

“Default” means any event which is, or after notice or passage of time would be, an Event of Default. A Default under subparagraph (3) above is not an Event of Default until the trustee or the holders of at least 25% in principal amount of the series notify us of the Default and we do not cure the Default within the time specified after receipt of the notice.
The trustee may require indemnity satisfactory to it before it enforces the indentures or the debt securities of the series. Subject to certain limitations, holders of a majority in principal amount of the debt securities of the series may direct the trustee in its exercise of any trust or power with respect to such series. Except in the case of Default in payment on a series, the trustee may withhold from securityholders of such series notice of any continuing Default if the trustee determines that withholding notice is in the interest of such securityholders. We are required to furnish the trustee annually a brief certificate as to our compliance with all conditions and covenants under the indentures.
The indentures do not have cross-default provisions. Thus, a default by us on any other debt, including any other series of debt securities, would not constitute an Event of Default.
Amendments and Waivers
The indentures and the debt securities or any coupons of the series may be amended, and any Default may be waived as follows:
Unless the securities resolution or supplemental indenture otherwise provides (in which event the applicable prospectus supplement will so state), the debt securities and the indentures may be amended with the consent of the holders of a majority in principal amount of the debt securities of all series affected voting as one class. Unless the securities resolution or supplemental indenture otherwise provides (in which event the applicable prospectus supplement will so state), a Default other than a Default in payment on a particular series may be waived with the consent of the holders of a majority in principal amount of the debt securities of the series. However, without the consent of each securityholder affected, no amendment or waiver may:
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change the fixed maturity of or the time for payment of interest on any debt security;

•
reduce the principal, premium or interest payable with respect to any debt security;

•
change the place of payment of a debt security or the currency in which the principal or interest on a debt security is payable;

•
change the provisions for calculating any redemption or repurchase price with respect to any debt security;

•
adversely affect any holder’s right to receive payment of principal and interest or to institute suit for the enforcement of any such payment;

•
reduce the amount of debt securities whose holders must consent to an amendment or waiver;

•
make any change that materially adversely affects the right to convert any debt security;

•
waive any Default in payment of principal of or interest on a debt security; or

•
adversely affect any holder’s rights with respect to redemption or repurchase of a debt security.

Without the consent of any securityholder, the indentures or the debt securities may be amended to:
•
provide for assumption of our obligations to securityholders in the event of a merger or consolidation requiring such assumption;

•
cure any ambiguity, omission, defect or inconsistency;

•
conform the terms of the debt securities to the description thereof in the prospectus and prospectus supplement offering such debt securities;

•
create a series and establish its terms;

•
provide for the acceptance of appointment by a successor trustee or to facilitate the administration of the trusts by more than one trustee;

•
provide for uncertificated or unregistered securities;

•
make any change that does not adversely affect the rights of any securityholder;

•
add to our covenants; or

•
make any other change to the indentures so long as no debt securities are outstanding.

Conversion Rights
Any securities resolution or supplemental indenture establishing a series of debt securities may provide that the debt securities of such series will be convertible at the option of the holders thereof into or for our common stock or other equity or debt instruments. The securities resolution or supplemental indenture may establish, among other things, (1) the number or amount of shares of common stock or other equity or debt instruments for which $1,000 aggregate principal amount of the debt securities of the series is convertible, as may be adjusted pursuant to the terms of the relevant indenture and the securities resolution; and (2) provisions for adjustments to the conversion rate and limitations upon exercise of the conversion right. The indentures provide that we will not be required to make an adjustment in the conversion rate unless the adjustment would require a cumulative change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate and take them into account in any subsequent adjustment of the conversion rate.
Legal Defeasance and Covenant Defeasance
Debt securities of a series may be defeased in accordance with their terms and, unless the securities resolution or supplemental indenture establishing the terms of the series otherwise provides, as set forth below. We at any time may terminate as to a series all of our obligations (except for certain obligations, including obligations with respect to the defeasance trust and obligations to register the transfer or exchange of a debt security, to replace destroyed, lost or stolen debt securities and coupons and to maintain paying agencies in respect of the debt securities) with respect to the debt securities of the series and any related coupons and the relevant indenture, which we refer to as legal defeasance. We at any time may terminate as to a series our obligations with respect to any restrictive covenants which may be applicable to a particular series, which we refer to as covenant defeasance.
We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, a series may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option, a series may not be accelerated by reference to any covenant which may be applicable to a series.
To exercise either defeasance option as to a series, we must (1) irrevocably deposit in trust with the trustee (or another trustee) money or U.S. Government Obligations (as defined below), deliver a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government Obligations, without reinvestment, plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal and interest when due on all debt securities of such series to maturity or redemption, as the case may be; and (2) comply with certain other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for federal income tax purposes.
“U.S. Government Obligations” means direct obligations of the United States or any agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case, have the full faith and credit of the United States pledged for payment and which are not callable at the issuer’s option, or certificates representing an ownership interest in such obligations.
Regarding the Trustee
Unless otherwise indicated in a prospectus supplement, the trustee will also act as depository of funds, transfer agent, paying agent and conversion agent, as applicable, with respect to the debt securities. In certain circumstances, we or the securityholders may remove the trustee as the trustee under a given indenture.

The indenture trustee may also provide additional unrelated services to us as a depository of funds, registrar, trustee and similar services.
Governing Law
The indentures and the debt securities will be governed by New York law, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase our equity or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:
•
the price, if any, for the subscription rights;

•
the exercise price payable for our equity or debt securities upon the exercise of the subscription rights;

•
the number of subscription rights to be issued to each stockholder;

•
the number and terms of our equity or debt securities which may be purchased per each subscription right;

•
the extent to which the subscription rights are transferable;

•
any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•
the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•
the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•
if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security (but, to the extent convertible securities are included in the units, the holder of the units will be deemed the holder of the convertible securities and not the holder of the underlying securities). The unit agreement under which a unit is issued, if any, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:
•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•
any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•
the terms of the unit agreement governing the units;

•
United States federal income tax considerations relevant to the units; and

•
whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

FORMS OF SECURITIES
Each debt security and, to the extent applicable, warrant, subscription right and unit, will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
Registered Global Securities.   We may issue the registered debt securities and, to the extent applicable, warrants, subscription rights and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, interest payments on debt securities and any payments to holders with respect to warrants represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents or any other agent of the Company, agent of the trustees or agent of the warrant will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or warrant agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION
Initial Offering and Sale of Securities
Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities being offered hereby, from time to time, by one or more of the following methods:
•
to or through underwriting syndicates represented by managing underwriters;

•
through one or more underwriters without a syndicate for them to offer and sell to the public;

•
through dealers or agents; and

•
to investors directly in negotiated sales or in competitively bid transactions.

Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:
•
on or through the facilities of the Nasdaq Global Market or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or

•
to or through a market maker other than on the securities exchanges or quotation or trading services set forth above.

Those at-the-market offerings, if any, will be conducted by underwriters acting as principal or agent of the Company, who may also be third-party sellers of securities as described above. The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:
•
the name or names of any underwriters, dealers or agents;

•
the purchase price of the offered securities and the proceeds to us from such sale;

•
any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•
any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•
any securities exchange on which such offered securities may be listed; and

•
any underwriter, agent or dealer involved in the offer and sale of any series of the securities.

The distribution of the securities may be effected from time to time in one or more transactions:
•
at fixed prices, which may be changed;

•
at market prices prevailing at the time of the sale;

•
at varying prices determined at the time of sale; or

•
at negotiated prices.

Each prospectus supplement will set forth the manner and terms of an offering of securities including:
•
whether that offering is being made to underwriters, through agents or directly to the public;

•
the rules and procedures for any auction or bidding process, if used;

•
the securities’ purchase price or initial public offering price; and

•
the proceeds we anticipate from the sale of the securities, if any.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The applicable prospectus supplement may indicate, in connection with such a transaction, that the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.
Sales Through Underwriters
If underwriters are used in the sale of some or all of the securities covered by this prospectus, the underwriters will acquire the securities for their own account. The underwriters may resell the securities, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated otherwise in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.
Any public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.
Sales Through Agents
Unless otherwise indicated in the applicable prospectus supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use specified efforts to sell the securities for our account and will receive commissions from us as will be set forth in the applicable prospectus supplement.
Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.
If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at a price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.
Direct Sales
We may also sell offered securities directly to institutional investors or others. In this case, no underwriters or agents would be involved. The terms of such sales will be described in the applicable prospectus supplement.
General Information
Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from us and/or the purchasers of securities for whom such broker-dealers, agents or underwriters may act as agents or to whom they sell as principal, or both. This compensation to a particular broker-dealer might be in excess of customary commissions.
Underwriters, dealers and agents that participate in any distribution of the offered securities may be deemed “underwriters” within the meaning of the Securities Act, so any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Certain of those underwriters or agents may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement. Any institutional investors or others that purchase offered securities directly, and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.
We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such prospectus supplement will disclose:
•
the name of any participating broker, dealer, agent or underwriter;

•
the number and type of securities involved;

•
the price at which such securities were sold;

•
any securities exchanges on which such securities may be listed;

•
the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter, where applicable; and

•
other facts material to the transaction.

In order to facilitate the offering of certain securities under this prospectus or an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.
In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Rule 15c6-1 under the Exchange Act generally requires that trades in the secondary market settle in one business day unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the first business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
This prospectus, any applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us and/or one or more of the agents and/or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.
Other than this prospectus, any applicable prospectus supplement and any applicable pricing supplement in electronic format, the information on our website or the website of any agent or dealer, and any information contained in any other website maintained by any agent or dealer:
•
is not part of this prospectus, any applicable prospectus supplement or any applicable pricing supplement or the registration statement of which they form a part;

•
has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the respective website maintained by such entity; and

•
should not be relied upon by investors.

There can be no assurance that we will sell all or any of the securities offered by this prospectus.
This prospectus may also be used in connection with any issuance of common stock or preferred stock upon exercise of a warrant if such issuance is not exempt from the registration requirements of the Securities Act.
In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Lowenstein Sandler LLP, New York, New York. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.
EXPERTS
The financial statements of Gain Therapeutics, Inc. as of and for the year ended December 31, 2023 and 2024 included in our Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by Ernst & Young AG, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. Pursuant to SEC rules, this prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our securities, reference is made to our SEC filings and to the registration statement and the exhibits and schedules to the registration statement of which this prospectus forms a part. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.
In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s web site at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the SEC.
We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance with such requirements, will file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the web site of the SEC referred to above. We also maintain a website at www.gaintherapeutics.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
You should rely only on the information in this prospectus and the additional information described above and under the heading “Incorporation of Certain Information by Reference” below. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus was accurate on the date of the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.
The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.
We incorporate by reference the documents listed below that we have previously filed with the SEC:
•
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 27, 2025;

•
Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 14, 2025;

•
The information incorporated by reference into the Form 10-K for the year ended December 31, 2024 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 29, 2025;

•
Our Current Reports on Form 8-K filed with the SEC on January 7, 2025, January 15, 2025 and April 10, 2025 (other than any portions thereof deemed furnished and not filed); and

•
The description of our common stock, par value $0.0001 per share, contained in our Form 8-A filed on March 17, 2021, including any amendment or report filed for the purpose of updating such description, including the Description of Securities filed as Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 27, 2025.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement and prior to effectiveness of the registration statement, and after the date of this prospectus but prior to the termination or completion of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. Any statement contained in a document incorporated by reference in this prospectus or any prospectus supplement shall be deemed to be modified or superseded to the extent that a statement contained herein, therein or in any other subsequently filed document that also is incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.
We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus or the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to Gain Therapeutics, Inc., Attn: Senior Vice President Finance, 4800 Montgomery Lane, Suite 220, Bethesda, Maryland 20814. You may also direct any requests for documents to us by telephone at (301) 500-1556.

$100,000,000
Common Stock
Preferred Stock
Warrants
Debt Securities
Subscription Rights
Units

PROSPECTUS

           , 2025

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following table sets forth the costs and expenses payable by us in connection with the sale and distribution of the securities being registered. All amounts are estimates except the SEC registration fee and FINRA fee.
SEC Registration Fee		$15,310.00(1)
FINRA fee		$15,500
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
Trustee Fees		*
Printing and Engraving		*
Miscellaneous		*
Total:	$	*

*
These fees and expenses depend on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

(1)
The registrant is filing this registration statement to replace its existing registration statement (No. 333-265061), which is expiring pursuant to Rule 415(a)(5). In accordance with Rule 415(a)(6), effectiveness of this registration statement will be deemed to terminate such existing registration statement. Please see the registration fee table contained in Exhibit 107 to this registration statement for more information.

Item 15.   Indemnification of Directors and Officers
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. Our Amended Charter contains such a provision.
Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, or proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Our Amended Charter and Amended Bylaws contain such a provision.
We have in effect a directors and officers liability insurance policy indemnifying our directors and officers for certain liabilities incurred by them, including liabilities under the Securities Act and the Exchange Act. We pay the entire premium of this policy.
We have entered into indemnification agreements with each of our directors and officers that provide the maximum indemnity allowed to directors and officers by Section 145 of the DGCL and which allow for certain additional procedural protections.

These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.
Item 16.   Exhibits
Exhibit Number				Incorporated by Reference
	Exhibit	Form	File No.	Exhibit	Filing Date
1.1**	Form of Underwriting Agreement
3.1	Amended and Restated Certificate of Incorporation of Gain Therapeutics, Inc.	8-K	001-40237	3.1	3/17/2021
3.2	Amended and Restated Bylaws of Gain Therapeutics, Inc.	8-K	001-40237	3.2	3/17/2021
4.1	Form of Common Stock Certificate	S-1	333-253303	4.1	3/10/2021
4.2**	Form of Certificate of Designation of Preferred Stock
4.3**	Form of Warrant Certificate
4.4**	Form of Warrant Agreement
4.5*	Form of Senior Debt Indenture
4.6*	Form of Subordinated Debt Indenture
4.7*	Form of Senior Note (included in Exhibit 4.5)
4.8*	Form of Subordinated Note (included in Exhibit 4.6)
4.9**	Form of Unit Agreement
4.10**	Form of Subscription Agreement
5.1*	Opinion of Lowenstein Sandler LLP
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1)
24.1**	Power of Attorney (included in the signature pages attached to this Annual Report on Form 10-K).
25.1***	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee for the Senior Debt Indenture
25.2***	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee for the Subordinated Debt Indenture
107*	Filing Fee Table

*
Filed Herewith

**
To be filed, if applicable, by amendment or by a report filed under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

***
To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17.   Undertakings
(a)   The undersigned Registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,
(ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and,
(iii)   to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)   each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)   each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   The undersigned hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.
(d)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, Maryland, on this 28th day of May, 2025.
GAIN THERAPEUTICS, INC.
By:
/s/ Gene Mack

Name: Gene Mack
Title:  Chief Executive Officer
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gene Mack and Gianluca Fuggetta, and each of them, each with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any amendments to this registration statement, and to sign any registration statement for the same offering covered by this registration statement, including post-effective amendments or registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming that each of said such attorneys-in-fact and agents or his substitute or substitutes, may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Gene Mack Gene Mack	Chief Executive Officer and Director (Principal Executive Officer)	May 28, 2025
/s/ Gianluca Fuggetta Gianluca Fuggetta	Senior Vice President Finance (Principal Financial and Accounting Officer)	May 28, 2025
/s/ Khalid Islam Khalid Islam	Director	May 28, 2025
/s/ Dov Goldstein Dov Goldstein	Director	May 28, 2025
/s/ Hans Peter Hasler Hans Peter Hasler	Director	May 28, 2025
/s/ Gwen Melincoff Gwen Melincoff	Director	May 28, 2025
/s/ Claude Nicaise Claude Nicaise	Director	May 28, 2025
/s/ Eric I. Richman Eric I. Richman	Director	May 28, 2025
/s/ Jeffrey Riley Jeffrey Riley	Director	May 28, 2025